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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997, on the consolidated financial statements of Compania de Inversiones de Energia S.A., included in Enron Global Power & Pipelines L.L.C.'s Form 10-K, for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                Pistrelli, Diaz y Asociados

                                                      Enrique C. Grotz
                                                          Partner

Buenos Aires, Argentina
August 28, 1997